Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 on Form S-3 to Form S-1 No. 333-119288) and related Prospectus of Compass Minerals International, Inc. for the registration of 4,064,024 shares of its common stock and to the incorporation by reference therein of our report dated December 9, 2002, except for Note 13, for which the date is May 8, 2003, except for Note 16, for which the date is November 3, 2003, except for Note 15, for which the date is December 11, 2003, and except for the matter disclosed under the heading "Restatement" in Note 1, for which the date is November 10, 2004, with respect to the combined and consolidated financial statements and schedule for the year ended December 31, 2001 of Compass Minerals International, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Kansas City, Missouri November 16, 2004